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                                                                  EXHIBIT 10.7


                              SHAREHOLDER AGREEMENT


        This Shareholder Agreement, dated as of March 9, 1998 (this "Agreement"), is among Bay Apartment Communities, Inc., a Maryland corporation (the "Company"), and Central States, Southeast and Southwest Areas Pension Fund (the "Stockholder"), acting by and through its agent, LaSalle Advisors Capital Management, Inc. ("LaSalle"), a registered investment advisor and successor to LaSalle Advisors Limited Partnership.

                                    RECITALS:

        A. As of the date hereof, the Stockholder owns 2,308,800 shares of Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and 405,022 shares of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of the Company (collectively, the shares of Series A Preferred Stock and Series B Preferred Stock are hereinafter referred to as the "Shares");

        B. The Company proposes to enter into an Agreement and Plan of Merger, dated on or about the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which will provide, on the terms and subject to the conditions thereof, for the merger of Avalon Properties, Inc. with and into the Company and/or any of its affiliates (the "Merger"); and

        C. As a condition to the willingness of the Company to enter into the Merger Agreement, the Company has requested that the Stockholder agree, and, in order to induce the Company to enter into the Merger Agreement, the Stockholder is willing to agree, to convert, or to cause to be converted, the Shares into shares of common stock, par value $.01 per share (the "Common Stock"), of the Company pursuant to the terms and conditions hereof.

        NOW, THEREFORE, the parties hereto agree as follows:

I.      REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

        The Stockholder hereby represents and warrants to the Company as follows:

        1.1 Due Authority. The Stockholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of the Stockholder and, assuming its due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms.




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        1.2    No Conflict; Consents.

               (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with the provisions hereof do not and will not, conflict with or violate (i) the advisory agreement between LaSalle and the Stockholder (the "Advisory Agreement") or (ii) any law, statute, rule, regulation, order, writ, judgment or decree referred to in the Advisory Agreement applicable to the Stockholder or the Shares.

               (b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with (except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or notification to, any government or regulatory authority by the Stockholder.

               (c) Only the Stockholder has, and during the Conversion Term will have, any right, directly or indirectly, to convert or control the conversion of the Shares.

        1.3 Title to Shares. Each of Mellon Bank, N.A. ("Mellon"), as custodian, with respect to all the outstanding shares of Series A Preferred Stock, and CS & Co., with respect to all the outstanding shares of Series B Preferred Stock, (a) is the record owner of the Shares free and clear, to the Stockholder's knowledge, of any proxy or voting restriction other than pursuant to that certain Proxy Agreement, dated as of the date hereof, between the Company and the Stockholder (the "Proxy Agreement") and (b) has, and prior to their conversion pursuant to this Agreement will have (subject to the possible termination of Mellon's right to act as custodian, it being understood that no such termination shall affect any of the Company's rights or any of the Stockholder's obligations hereunder or under the Irrevocable Proxy given to the Company by Mellon), the sole right to convert (subject to the direction of LaSalle) the Shares.


II.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Stockholder as follows:

        2.1 Due Authority. The Company has full power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of the Company and, assuming its due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

        2.2 No Conflict; Consents. (a) The execution and delivery of this Agreement does



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not, and the performance by the Company of its obligations contemplated by this
Agreement and its compliance with any provisions hereof do not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to such party, (ii) conflict with or violate the Company's charter or bylaws, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company is bound.

               (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with (except for applicable requirements, if any, of the Exchange Act) or notification to, any governmental or regulatory authority by the Company.

        2.3 Affiliate Status. Assuming the Stockholder and LaSalle do not increase their stock ownership in the Company and that the other current relevant facts and circumstances do not change, the Company will not take the position that either the Stockholder or LaSalle is an "affiliate" of the Company as that term is defined in Rule 144 under the Securities Act of 1933, as amended.

III.    CERTAIN COVENANTS OF THE STOCKHOLDER

        The Stockholder hereby covenants and agrees with the Company as follows:

        3.1 Right to Convert. The Stockholder acknowledges and affirms that the execution of the Merger Agreement by the Company will result in the right of the Stockholder, pursuant to the terms of (A) Section 4.1(iii) of the Articles Supplementary to the Company's Articles of Incorporation relating to the rights, preferences and privileges of the Series A Preferred Stock (the "Series A Articles Supplementary") and (B) Section 4.1(iii) of the Articles Supplementary to the Company's Articles of Incorporation relating to the rights, preferences and privileges of the Series B Preferred Stock (the "Series B Articles Supplementary"), to convert the Shares into Common Stock.

        3.2 Agreement Not to Convert. Notwithstanding anything contained in
Section 3.1 hereof, the Stockholder agrees that it shall not exercise its right to convert the Shares into Common Stock as a result of the execution of the Merger Agreement except as required by and pursuant to the terms of Section 3.3 hereof.

        3.3 Conversion of Shares. On the date (the "Conversion Date") which is two business days after the record date (the "Record Date") for determining the holders of common stock of the Company entitled to notice of and to vote at any annual or special meeting of stockholders called to approve the Merger Agreement and the other transactions contemplated



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by the Merger, the Stockholder shall exercise its right to convert, or otherwise cause to be converted, 1,345,000 shares of Series A Preferred Stock into an aggregate of 1,345,000 shares (as adjusted, if hereafter required, pursuant to the terms of the Series A Articles Supplementary) of Common Stock in accordance with Section 3.4 hereof; provided, however, that if such number of shares of Common Stock would then equal more than 4.9% of the number of shares of the Company's Common Stock to be outstanding immediately after such conversion, the number of shares of Series A Preferred Stock to be converted shall instead be reduced so that the number of shares of Common Stock issued upon such conversion will equal 4.9% of the number of shares of the Company's Common Stock to be outstanding immediately after such conversion. If at any later date additional shares of either Series A Preferred Stock or Series B Preferred Stock could be converted without causing the 4.9% Limitation (as defined in the Series A Articles Supplementary and Series B Articles Supplementary) to be exceeded, the Stockholder will convert or cause to be converted such shares promptly (and will convert or cause to be converted all shares of Series A Preferred Stock before converting any shares of Series B Preferred Stock); provided, however, that it shall have no obligation to do so unless the additional number of shares of Common Stock which would be issued upon such conversions without exceeding the 4.9% Limitation would equal at least .5% of the number of shares of Common Stock then outstanding or unless all of the then remaining outstanding shares of Series A Preferred Stock could then be converted without exceeding the 4.9% Limitation. In connection therewith, the Company agrees to provide written notice to the Stockholder of the Record Date within 48 hours after it has been fixed and publicly announced by the Company.

        3.4 Procedure for Conversion. In order to convert the Shares into Common Stock, the Stockholder shall comply with the procedures set forth in the Series A Articles Supplementary or Series B Articles Supplementary, as the case may be, except that even if the Stockholder does not comply with such procedures, at the Company's election the Shares shall be deemed to have been converted immediately prior to the close of business on the Conversion Date (or, in the event of conversions after the Conversion Date, on the applicable date by which the conversion should have occurred), and the person(s) entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes to be record holder(s) of such Common Stock as of the close of business on such Conversion Date (or, in the event of conversions after the Conversion Date, on the applicable date by which the conversion should have occurred).

        3.5 Transfer of Shares. (a) Except pursuant to the Proxy Agreement, prior to the conversion of the Shares the Stockholder shall not, and shall not permit anyone else to, (i) sell, tender, encumber, pledge, assign or otherwise dispose of any of the Shares, (ii) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto, or (iii) enter into any contract, option or other legally binding undertaking providing for any transaction listed in (i) or (ii) of this Section 3.5, unless prior thereto the proposed transferee or pledgee shall have entered into a written agreement with the Company, containing terms and conditions



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satisfactory to the Company, in which such transferee or pledgee shall agree to be bound by all the terms and conditions of this Agreement.

               (b) The Stockholder agrees to take such further action and execute such other instruments as may be reasonably necessary to effectuate the intent of this Agreement.

        3.6 Legend. The Stockholder agrees it will use commercially reasonable efforts to, and will instruct the custodian of the Shares to, tender to the Company, within ten days after the date hereof, the certificates representing the Shares and the Company will inscribe upon such certificates the following legend: "The shares of preferred stock of Bay Apartment Communities, Inc. (the "Company") represented by this certificate are subject to a Shareholder Agreement dated as of March 9, 1998, and may not be converted, sold or otherwise transferred except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of the Company upon request and without charge."

IV.     CONSIDERATION

        As an inducement to the Stockholder to convert Shares pursuant to the provisions of Article III hereof, the Company shall pay the Stockholder, at the time of the conversion on the Conversion Date of the number of Shares required to be converted pursuant to the first sentence of Section 3.3 hereof, Four Hundred Eighty-Five Thousand Dollars ($485,000).

V.      MISCELLANEOUS; GENERAL PROVISIONS

        5.1 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        5.2 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

        5.3 Amendments. This Agreement may not be modified, amended, waived, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

        5.4 Assignment. This Agreement may not be assigned by either party hereto by operation of law or otherwise without the other party's consent and is binding on each party's successors and permitted assignees.



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        5.5 Parties in Interest. This Agreement is binding upon, and shall inure solely to the benefit of, each party hereto and nothing in this Agreement, express or implied, is intended to or will confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        5.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties will be entitled to specific relief hereunder including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the State of Maryland, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

        5.7 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Maryland without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the federal and state Maryland courts for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in such Maryland courts and agree not to plead or claim in any such Maryland court that such litigation brought therein has been brought in any inconvenient forum.

        5.8 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

        5.9 Termination. Except for Section 2.3 hereof, this Agreement shall terminate upon the earlier of (i) the termination of the Merger Agreement and
(ii) the consummation of the Merger in accordance with the terms of the Merger Agreement.



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          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                       BAY APARTMENT COMMUNITIES, INC.


                                       By: /s/ Gilbert M. Meyer
                                           -------------------------------------
                                           Name: Gilbert M. Meyer
                                           Title:   President



                                       CENTRAL STATES, SOUTHEAST AND
                                       SOUTHWEST AREAS PENSION FUNDS

                                       By Its Agent:

                                       LaSalle Advisors Capital Management, Inc.


                                       By: /s/ Stanley J. Kraska, Jr.
                                           -------------------------------------
                                           Name:  Stanley J. Kraska, Jr.
                                           Title:    Managing Director



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